KPMG LLP Suite 1000 620 S. Tryon Street Charlotte, North Carolina 28202-1842 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. July 28, 2021 Wells Fargo & Company San Francisco, California Ladies and Gentlemen: We have been furnished with a copy of the quarterly report on Form 10-Q of Wells Fargo & Company (the Company) for the three months and six months ended June 30, 2021, and have read the Company’s statements contained in Note 1 to the consolidated financial statements included therein. As stated in Note 1, the Company changed its method of accounting for Low-Income Housing Tax Credit (LIHTC) investments from the equity method of accounting to the proportional amortization method under which investments are carried at amortized cost and amortized in proportion to the tax credits received, and states that the newly adopted accounting principle is preferable in the circumstances because it better aligns the financial statement presentation with the economic impact of these investments, which generate tax credits over the lives of the investments. In accordance with your request, we have reviewed and discussed with Company officials the circumstances and business judgment and planning upon which the decision to make this change in the method of accounting was based. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2020, nor have we audited the information set forth in the aforementioned Note 1 to the consolidated financial statements; accordingly, we do not express an opinion concerning the factual information contained therein. With regard to the aforementioned accounting change, authoritative criteria have not been established for evaluating the preferability of one acceptable method of accounting over another acceptable method. However, for purposes of the Company’s compliance with the requirements of the Securities and Exchange Commission, we are furnishing this letter. Based on our review and discussion, with reliance on management’s business judgment and planning, we concur that the newly adopted method of accounting is preferable in the Company’s circumstances. Very truly yours, Exhibit 18

KPMG LLP Suite 1000 620 S. Tryon Street Charlotte, North Carolina 28202-1842 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. July 28, 2021 Wells Fargo & Company San Francisco, California Ladies and Gentlemen: We have been furnished with a copy of the quarterly report on Form 10-Q of Wells Fargo & Company (the Company) for the three months and six months ended June 30, 2021, and have read the Company’s statements contained in Note 1 to the consolidated financial statements included therein. As stated in Note 1, the Company changed its presentation of investment tax credits related to solar energy investments, which are accounted for under the deferral method. The Company reclassified the investment tax credits on their consolidated balance sheet from accrued expenses and other liabilities to a reduction of the carrying value of the investment balances. The Company also reclassified the investment tax credits, which are recognized over time, from income tax expense to interest income for solar energy leases or noninterest income for solar energy equity investments. The Company states that the newly adopted accounting principle is preferable in the circumstances because the change will better reflect the financial statement presentation of the investment tax credits as an integral component of the investments. In accordance with your request, we have reviewed and discussed with Company officials the circumstances and business judgment and planning upon which the decision to make this change in the method of accounting was based. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2020, nor have we audited the information set forth in the aforementioned Note 1 to the consolidated financial statements; accordingly, we do not express an opinion concerning the factual information contained therein. With regard to the aforementioned accounting change, authoritative criteria have not been established for evaluating the preferability of one acceptable method of accounting over another acceptable method. However, for purposes of the Company’s compliance with the requirements of the Securities and Exchange Commission, we are furnishing this letter. Based on our review and discussion, with reliance on management’s business judgment and planning, we concur that the newly adopted method of accounting is preferable in the Company’s circumstances. Very truly yours,